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                                                                   EXHIBIT 16.1


                        [COOPERS & LYBRAND L.L.P. LETTERHEAD]





July 19, 1995



Mr. Rand W. Mueller
President, Chief Executive Officer
Code-Alarm, Inc.
950 E. Whitcomb
Madison Heights, MI 48071

Dear Mr. Mueller:

This is to confirm that the client-auditor relationship between Code-Alarm, Inc. (Commission File Number 016441) and Coopers & Lybrand L.L.P. has ceased.







Very truly yours,

Coopers & Lybrand L.L.P.


cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street, N.W.
        Washington, D.C. 20549